Exhibit 5.1

[RLF Letterhead]

                         , 2009

Westwood One, Inc.

40 West 57th Street, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

We are acting as special Delaware counsel to Westwood One, Inc., a Delaware corporation (the “Company”), in connection with (i) the issuance by the Company of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) the sale of shares of Common Stock by certain stockholders of the Company (the “Selling Stockholders”), each pursuant to an underwriting agreement to be entered into by the Company, the Selling Stockholders (named on a schedule thereto) and UBS Securities LLC and Thomas Weisel Partners LLC, as managing underwriters (the “Underwriting Agreement”). In this connection you have requested our opinions as to certain matters under the laws of the State of Delaware.

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 11, 2008, as amended by two Certificates of Designation of the Company, each as filed with the Secretary of State on April 23, 2009, and the Certificate of Amendment to the Certificate of Incorporation of the Company, as filed with the Secretary of State on August 3, 2009 (collectively, the “Certificate of Incorporation”);

(ii) the Amended and Restated Bylaws of the Company in effect since April 23, 2009 (the “Bylaws”);

(iii) the Amended and Restated Bylaws of the Company in effect on April 20, 2009 and April 22, 2009 (the “Prior Bylaws”);

(iv) the resolutions of the Board of Directors of the Company (the “Board”) adopted at the meetings of the Board held April 20, 2009 and April 22, 2009;

Westwood One, Inc.

                         , 2009

(v) the resolutions of the Board adopted at the meetings of the Board held on June 1, 2009 and October 22, 2009 (the “Board Resolutions”);

(vi) a draft of the resolutions of the Pricing Committee of the Board (the “Pricing Committee”) to be adopted by the Pricing Committee (the “Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”);

(vii) a certificate of an officer of the Company, dated the date hereof, as to certain matters (the “Officer’s Certificate”);

(viii) a draft of the Underwriting Agreement;

(ix) the Purchase Agreement, dated as of April 23, 2009, among the Company and Gores Radio Holdings, LLC (the “Purchase Agreement”);

(x) the Securities Purchase Agreement, dated as of April 23, 2009, among the Company and the parties listed on Schedule A thereto (the “SPA”); and

(xi) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed: (a) other than as set forth in the opinions below, the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. We have not participated in the preparation of the registration statement or other documents relating to the issuance or sale of the shares of Common Stock referenced herein and we assume no responsibility for their contents.

In addition to the foregoing, for purposes of rendering our opinions as expressed herein, we have assumed:

(1) that each of the parties to each of the Purchase Agreement, the SPA and the Underwriting Agreement (other than the Company) was duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization at the time of execution of the Purchase Agreement, the SPA and the Underwriting Agreement, as applicable;

Westwood One, Inc.

                         , 2009

(2) that each of the parties to each of the Purchase Agreement, the SPA and the Underwriting Agreement (other than the Company) had the power and authority to execute and deliver the Purchase Agreement, SPA and the Underwriting Agreement, as applicable, and to perform its obligations thereunder;

(3) that each of the Purchase Agreement, the SPA and the Underwriting Agreement was duly authorized by each of the parties thereto other than the Company;

(4) that each of the Purchase Agreement, the SPA and the Underwriting Agreement was duly executed and delivered by each of the parties thereto (other than the Company);

(5) that, under the laws of the State of New York, each of the Purchase Agreement, the SPA and the Underwriting Agreement constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms; and

(6) that the issuance of the shares of Common Stock pursuant to and in accordance with the Underwriting Agreement will be duly recorded in the stock ledger of the Company at the time of such issuance.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1. With respect to the shares of Common Stock to be sold by the Company pursuant to the Underwriting Agreement, when (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company, the Selling Stockholders and the other parties to the Underwriting Agreement in substantially the form presented to us for our review and (ii) the Committee Resolutions have been duly adopted by the Pricing Committee, the shares of Common Stock to be issued by the Company pursuant to the Underwriting Agreement and the Resolutions, when issued and sold in accordance with the Underwriting Agreement and the Resolutions, will be duly authorized for issuance by the Company and will be validly issued, fully paid and non-assessable.

2. With respect to the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, such shares of Common Stock have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

Westwood One, Inc.

                         , 2009

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the registration statement relating to registration of the shares of Common Stock to be issued pursuant to the Underwriting Agreement. In addition, we hereby consent to the use of our name in such registration statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WH/BVF/PHS